Exhibit 99.1
Avantor® Reports Second Quarter 2025 Results

•Net sales of $1.68 billion, decrease of 1%; organic revenue was flat
•Net income of $65 million; Adjusted EBITDA of $280 million
•Diluted GAAP EPS of $0.09; adjusted EPS of $0.24
•Operating cash flow of $154 million; free cash flow of $125 million
RADNOR, Pa. – August 1, 2025 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technology industries, today reported financial results for its second fiscal quarter ended June 30, 2025.
“In the second quarter, we remained focused on driving growth, enhancing operating leverage, and executing with discipline,” said Michael Stubblefield, President and Chief Executive Officer.
“Our Laboratory Solutions segment delivered sequential revenue growth in line with our expectations, as improvement initiatives began yielding tangible results. We also secured several major contract extensions with leading pharma companies, reinforcing our strong customer relationships and differentiated value proposition. In Bioscience Production, revenue also grew sequentially, though performance was impacted by planned maintenance as well as regulatory and commercial challenges at a few key accounts. We are actively executing mitigation plans and remain encouraged by the continued strength of our core monoclonal antibody platform.”
“Avantor’s resilient business model, diversified portfolio, and long-standing customer relationships, coupled with our focus on operational excellence position us to navigate near-term challenges and deliver long-term shareholder value,” Stubblefield concluded.
Second Quarter 2025
For the three months ended June 30, 2025, net sales were $1,683.4 million, a decrease of 1% compared to the second quarter of 2024. Foreign currency translation had a positive impact of 2% and M&A had a negative impact of 3%, resulting in flat sales on an organic basis.
Net income decreased to $64.7 million from $92.9 million in the second quarter of 2024, and adjusted net income was $161.2 million as compared to $168.0 million in the comparable prior period. Net Income margin was 3.8%. Adjusted EBITDA was $279.8 million, and Adjusted EBITDA margin was 16.6%. Adjusted Operating Income was $252.2 million, and Adjusted Operating Income margin was 15.0%.
Diluted earnings per share on a GAAP basis was $0.09, while adjusted EPS was $0.24.
Operating cash flow was $154.4 million, while free cash flow was $125.4 million. Adjusted net leverage was 3.2x as of June 30, 2025.
Second Quarter 2025 – Segment Results
Laboratory Solutions

•Net sales were $1,122.1 million, a reported decrease of 3%, as compared to $1,155.7 million in the second quarter of 2024. Foreign currency translation had a positive impact of 2% and M&A had a negative impact of 4%, resulting in a 1% sales decline on an organic basis.
•Adjusted Operating Income was $133.3 million as compared to $150.9 million in the comparable prior period. Adjusted Operating Income margin was 11.9%.
Bioscience Production
•Net sales were $561.3 million, a reported increase of 3%, as compared to $547.1 million in the second quarter of 2024. Foreign currency translation had a positive impact of 1% resulting in a 2% sales increase on an organic basis.
•Adjusted Operating Income was $139.7 million as compared to $144.0 million in the comparable prior period. Adjusted Operating Income margin was 24.9%.
Adjusted Operating Income is Avantor's segment reporting profitability measure under generally accepted accounting principles and is used by management to measure and evaluate the performance of our Company’s business segments.
CEO Transition
As previously announced on July 21, Avantor has named life-sciences veteran Emmanuel Ligner as its next President and Chief Executive Officer, effective August 18, 2025. Mr. Ligner succeeds Michael Stubblefield, who will step down from his role as Director, President and Chief Executive Officer upon Mr. Ligner’s appointment.
Conference Call
We will host a conference call to discuss our results today, August 1, 2025, at 8:00 a.m. Eastern Time. The live webcast, presentation and supplemental disclosure package, as well as a replay, will be available on the investor section of Avantor's website.
About Avantor
Avantor® is a leading life science tools company and global provider of mission-critical products and services to the life sciences and advanced technology industries. We work side-by-side with customers at every step of the scientific journey to enable breakthroughs in medicine, healthcare, and technology. Our portfolio is used in virtually every stage of the most important research, development and production activities at more than 300,000 customer locations in 180 countries. For more information, visit avantorsciences.com and find us on LinkedIn, X (Twitter) and Facebook.
Use of Non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one single financial measure or communication.

The non-GAAP financial measures used in this press release are sales growth (decline) on an organic basis, Adjusted Operating Income, Adjusted Operating Income margin, Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income, adjusted EPS, adjusted net leverage, free cash flow and free cash flow conversion.
•Organic net sales growth (decline) eliminates from our reported net sales change the impacts of revenues from acquisitions and divestitures that occurred in the last year (as applicable) and changes in foreign currency exchange rates. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measure is used by our management for the same reason.
•Adjusted Operating Income is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) losses on extinguishment of debt, (v) charges associated with the impairment of certain assets, (vi) gain on sale of business, and (vii) certain other adjustments. Adjusted Operating Income margin is Adjusted Operating Income divided by net sales as determined under GAAP. We believe that these measures are useful to investors as ways to analyze the underlying trends in our business consistently across the periods presented. These measures are used by our management for the same reason. Additionally, Adjusted Operating Income is our segment reporting profitability measure under GAAP.
•Adjusted EBITDA is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) depreciation expense, (v) losses on extinguishment of debt, (vi) charges associated with the impairment of certain assets, (vii) gain on sale of business, and (viii) certain other adjustments. Adjusted EBITDA margin is Adjusted EBITDA divided by net sales as determined under GAAP. We believe that these measures are useful to investors as ways to analyze the underlying trends in our business consistently across the periods presented. These measures are used by our management for the same reason.
•Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) losses on extinguishment of debt, (iii) charges associated with the impairment of certain assets, (iv) gain on sale of business, and (v) certain other adjustments. From this amount, we then add or subtract an assumed incremental income tax impact on the above-noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measure is useful to investors as a way to analyze the business consistently across the periods presented. This measure is used by our management for the same reason.
•Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count adjusted for anti-dilutive instruments. We believe that this measure is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measure is used by our management for the same reason.
•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions and divestitures as if those acquisitions and divestitures had occurred on the first day of the trailing 12-month period). We believe that this measure is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measure is used by our management for the same reason.

•Free cash flow is equal to our cash flows from operating activities, less capital expenditures, plus direct transaction costs and income taxes paid related to acquisitions and divestitures (as applicable) in the period. Free cash flow conversion is free cash flow divided by adjusted net income. We believe that these measures are useful to investors as they provide a view on the Company’s ability to generate cash for use in financing or investing activities. These measures are used by our management for the same reason.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, including our cost transformation initiative, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “assumption,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “long-term,” “near-term,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “projection,” “prospects,” “seek,” “target,” “trend,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net sales	$1,683.4	$1,702.8	$3,264.8	$3,382.6
Cost of sales	1,129.3	1,121.3	2,175.8	2,230.6
Gross profit	554.1	581.5	1,089.0	1,152.0
Selling, general and administrative expenses	425.3	405.7	812.8	829.9
Operating income	128.8	175.8	276.2	322.1
Interest expense, net	(43.4)	(60.9)	(85.6)	(125.2)
Loss on extinguishment of debt	—	(1.9)	—	(4.4)
Other (expense) income, net	(3.7)	1.6	(23.2)	2.7
Income before income taxes	81.7	114.6	167.4	195.2
Income tax expense	(17.0)	(21.7)	(38.2)	(41.9)
Net income	$64.7	$92.9	$129.2	$153.3

Earnings per share:
Basic	$0.09	$0.14	$0.19	$0.23
Diluted	$0.09	$0.14	$0.19	$0.22
Weighted average shares outstanding:
Basic	681.5	679.4	681.3	678.7
Diluted	681.8	682.6	682.0	681.9

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$449.4	$261.9
Accounts receivable, net	1,149.4	1,034.5
Inventory	779.8	731.5
Other current assets	136.0	118.7
Total current assets	2,514.6	2,146.6
Property, plant and equipment, net	759.0	708.1
Other intangible assets, net	3,350.2	3,360.2
Goodwill, net	5,762.2	5,539.2
Other assets	390.9	360.4
Total assets	$12,776.9	$12,114.5
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$1,254.3	$821.1
Accounts payable	708.8	662.8
Employee-related liabilities	174.0	168.2
Accrued interest	50.0	48.6
Other current liabilities	388.6	306.8
Total current liabilities	2,575.7	2,007.5
Debt, net of current portion	2,988.2	3,234.7
Deferred income tax liabilities	535.7	557.3
Other liabilities	391.4	358.3
Total liabilities	6,491.0	6,157.8
Stockholders’ equity:
Common stock including paid-in capital	3,964.1	3,937.7
Accumulated earnings	2,332.2	2,203.0
Accumulated other comprehensive loss	(10.4)	(184.0)
Total stockholders’ equity	6,285.9	5,956.7
Total liabilities and stockholders' equity	$12,776.9	$12,114.5

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$64.7	$92.9	$129.2	$153.3
Reconciling adjustments:
Depreciation and amortization	102.7	102.6	202.4	202.2
Stock-based compensation expense	15.5	11.1	27.9	23.8
Provision for accounts receivable and inventory	14.9	15.5	26.9	39.5
Deferred income tax benefit	(17.6)	(34.8)	(30.0)	(52.7)
Amortization of deferred financing costs	2.3	2.8	4.5	5.8
Loss on extinguishment of debt	—	1.9	—	4.4
Foreign currency remeasurement loss (gain)	1.9	(2.2)	3.8	3.1
Pension termination charges	—	—	18.1	—
Changes in assets and liabilities:
Accounts receivable	(12.5)	(2.7)	(55.7)	—
Inventory	(15.7)	(3.2)	(33.3)	(14.2)
Accounts payable	10.9	89.5	19.1	45.9
Accrued interest	10.7	9.2	1.4	(0.3)
Other assets and liabilities	(23.8)	(2.9)	(52.9)	6.4
Other	0.4	1.4	2.3	5.5
Net cash provided by operating activities	154.4	281.1	263.7	422.7
Cash flows from investing activities:
Capital expenditures	(29.6)	(45.8)	(57.6)	(80.5)
Other	1.0	0.9	0.1	1.4
Net cash used in investing activities	(28.6)	(44.9)	(57.5)	(79.1)
Cash flows from financing activities:
Debt borrowings	—	(28.9)	—	12.3
Debt repayments	(6.8)	(172.7)	(38.1)	(383.0)
Proceeds received from exercise of stock options	—	5.3	2.6	50.8
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(0.1)	(0.8)	(5.0)	(7.4)
Net cash used in financing activities	(6.9)	(197.1)	(40.5)	(327.3)
Effect of currency rate changes on cash and cash equivalents	14.8	(1.6)	21.8	(7.3)
Net change in cash, cash equivalents and restricted cash	133.7	37.5	187.5	9.0
Cash, cash equivalents and restricted cash, beginning of period	318.5	259.2	264.7	287.7
Cash, cash equivalents and restricted cash, end of period	$452.2	$296.7	$452.2	$296.7

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures
Adjusted EBITDA and Adjusted EBITDA Margin

(dollars in millions, % based on net sales)	Three months ended June 30,				Six months ended June 30,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Net income	$64.7	3.8%	$92.9	5.5%	$129.2	4.0%	$153.3	4.5%
Amortization	75.5	4.5%	74.9	4.4%	149.4	4.6%	150.2	4.4%
Loss on extinguishment of debt	—	—%	1.9	—%	—	—%	4.4	0.1%
Restructuring and severance charges[1]	21.4	1.3%	9.7	0.6%	25.8	0.8%	32.9	1.0%
Transformation expenses[2]	20.4	1.2%	16.2	1.0%	35.8	1.1%	29.5	0.9%
Reserve for certain legal matters, net[3]	3.6	0.2%	—	—%	3.6	0.1%	—	—%
Other[4]	6.6	0.4%	(0.3)	—%	10.6	0.3%	(0.8)	—%
Pension termination charges[5]	—	—%	—	—%	18.1	0.6%	—	—%
Income tax benefit applicable to pretax adjustments	(31.0)	(1.8)%	(27.3)	(1.6)%	(56.1)	(1.8)%	(50.9)	(1.5)%
Adjusted net income	161.2	9.6%	168.0	9.9%	316.4	9.7%	318.6	9.4%
Interest expense, net	43.4	2.6%	60.9	3.6%	85.6	2.6%	125.2	3.7%
Depreciation	27.2	1.6%	27.7	1.5%	53.0	1.6%	52.0	1.6%
Income tax provision applicable to Adjusted Net income	48.0	2.8%	49.0	2.9%	94.3	2.9%	92.8	2.7%
Adjusted EBITDA	$279.8	16.6%	$305.6	17.9%	$549.3	16.8%	$588.6	17.4%
━━━━━━━━━
1.Reflects the incremental expenses incurred in the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption are specific to employee severance, site-related exit costs, and contract termination costs. These expenses represent costs incurred to achieve the Company’s publicly-announced cost transformation initiative.
2.Represents incremental expenses directly associated with the Company’s publicly-announced cost transformation initiative, primarily related to the cost of external advisors.
3.Represents charges and legal costs, net of recoveries, in connection with certain litigation and other contingencies that are unrelated to our core operations and not reflective of on-going business and operating results.
4.Represents net foreign currency (gain) loss from financing activities, other stock-based compensation expense (benefit) and a purchase price adjustment related to the sale of our Clinical Services business in 2024.
5.Represents pension termination charges related to termination of our U.S. Pension Plan.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Adjusted Operating Income and Adjusted Operating Income Margin

(dollars in millions, % based on net sales)	Three months ended June 30,				Six months ended June 30,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Net income	$64.7	3.8%	$92.9	5.5%	$129.2	4.0%	$153.3	4.5%
Interest expense, net	43.4	2.6%	60.9	3.6%	85.6	2.6%	125.2	3.7%
Income tax expense	17.0	1.0%	21.7	1.3%	38.2	1.1%	41.9	1.2%
Loss on extinguishment of debt	—	—%	1.9	—%	—	—%	4.4	0.1%
Other (expense) income, net	3.7	0.3%	(1.6)	(0.1)%	23.2	0.8%	(2.7)	—%
Operating income	128.8	7.7%	175.8	10.3%	276.2	8.5%	322.1	9.5%
Amortization	75.5	4.5%	74.9	4.4%	149.4	4.6%	150.2	4.4%
Restructuring and severance charges[1]	21.4	1.3%	9.7	0.6%	25.8	0.8%	32.9	1.0%
Transformation expenses[2]	20.4	1.2%	16.2	1.0%	35.8	1.1%	29.5	0.9%
Reserve for certain legal matters, net[3]	3.6	0.2%	—	—%	3.6	0.1%	—	—%
Other[4]	2.5	0.1%	0.6	—%	4.2	0.1%	0.9	—%
Adjusted Operating Income	$252.2	15.0%	$277.2	16.3%	$495.0	15.2%	$535.6	15.8%
━━━━━━━━━
1.Reflects the incremental expenses incurred in the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption are specific to employee severance, site-related exit costs, and contract termination costs. These expenses represent costs incurred to achieve the Company’s publicly-announced cost transformation initiative.
2.Represents incremental expenses directly associated with the Company’s publicly-announced cost transformation initiative, primarily related to the cost of external advisors.
3.Represents charges and legal costs, net of recoveries, in connection with certain litigation and other contingencies that are unrelated to our core operations and not reflective of on-going business and operating results.
4.Represents other stock-based compensation expense (benefit) and a purchase price adjustment related to the sale of our Clinical Services business in 2024.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Adjusted earnings per share

(shares in millions)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Diluted earnings per share (GAAP)	$0.09	$0.14	$0.19	$0.22
Dilutive impact of convertible instruments	—	—	—	—
Fully diluted earnings per share (non-GAAP)	0.09	0.14	0.19	0.22
Amortization	0.11	0.11	0.22	0.22
Loss on extinguishment of debt	—	—	—	0.01
Restructuring and severance charges	0.03	0.02	0.04	0.05
Transformation expenses	0.03	0.02	0.04	0.04
Reserve for certain legal matters, net	0.01	—	0.01	—
Other	0.02	—	0.01	—
Pension termination charges	—	—	0.03	—
Income tax benefit applicable to pretax adjustments	(0.05)	(0.04)	(0.08)	(0.07)
Adjusted EPS (non-GAAP)	$0.24	$0.25	$0.46	$0.47

Weighted average diluted shares outstanding:
Share count for Adjusted EPS (non-GAAP)	681.8	682.6	682.0	681.9
Free cash flow

(in millions)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$154.4	$281.1	$263.7	$422.7
Capital expenditures	(29.6)	(45.8)	(57.6)	(80.5)
Divestiture-related transaction expenses and taxes paid	0.6	—	1.4	—
Free cash flow (non-GAAP)	$125.4	$235.3	$207.5	$342.2
Adjusted net leverage

(dollars in millions)	June 30, 2025
Total debt, gross	$4,261.0
Less cash and cash equivalents	(449.4)
	$3,811.6

Trailing twelve months Adjusted EBITDA(1)	$1,141.8
Trailing twelve months ongoing stock-based compensation expense	51.8
	$1,193.6

Adjusted net leverage (non-GAAP)	3.2	x
1.Represents the Adjusted EBITDA of Avantor for the trailing twelve-month period minus the results attributable to the divested business as if such divestiture had been completed on the first day of such trailing twelve-month period, as contemplated by our debt covenants.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales by segment

(in millions)	June 30,		Reconciliation of net sales growth (decline) to organic net sales growth (decline)
			Net sales growth (decline)	Foreign currency impact	Divestiture impact	Organic net sales growth (decline)
	2025	2024
	$	$	$	$	$	$
Three months ended:
Laboratory Solutions	$1,122.1	$1,155.7	$(33.6)	$25.6	$(48.1)	$(11.1)
Bioscience Production	561.3	547.1	14.2	5.8	—	8.4
Total	$1,683.4	$1,702.8	$(19.4)	$31.4	$(48.1)	$(2.7)
Six months ended:
Laboratory Solutions	$2,187.1	$2,312.8	$(125.7)	$11.1	$(92.2)	$(44.6)
Bioscience Production	1,077.7	1,069.8	7.9	1.3	—	6.6
Total	$3,264.8	$3,382.6	$(117.8)	$12.4	$(92.2)	$(38.0)

(dollars in millions, % based on net sales)	June 30,		Reconciliation of net sales growth (decline) to organic net sales growth (decline)
			Net sales growth (decline)	Foreign currency impact	Divestiture impact	Organic net sales growth (decline)
	2025	2024
	$	$	%	%	%	%
Three months ended:
Laboratory Solutions	$1,122.1	$1,155.7	(2.9)%	2.3%	(4.2)%	(1.0)%
Bioscience Production	561.3	547.1	2.6%	1.1%	—%	1.5%
Total	$1,683.4	$1,702.8	(1.1)%	1.9%	(2.8)%	(0.2)%
Six months ended:
Laboratory Solutions	$2,187.1	$2,312.8	(5.4)%	0.5%	(4.0)%	(1.9)%
Bioscience Production	1,077.7	1,069.8	0.7%	0.1%	—%	0.6%
Total	$3,264.8	$3,382.6	(3.5)%	0.3%	(2.7)%	(1.1)%
Adjusted Operating Income by segment

(dollars in millions, % represent Adjusted Operating Income margin)	Three months ended June 30,				Six months ended June 30,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Laboratory Solutions	$133.3	11.9%	$150.9	13.1%	$272.3	12.5%	$299.1	12.9%
Bioscience Production	139.7	24.9%	144.0	26.3%	263.1	24.4%	270.9	25.3%
Corporate	(20.8)	—%	(17.7)	—%	(40.4)	—%	(34.4)	—%
Total	$252.2	15.0%	$277.2	16.3%	$495.0	15.2%	$535.6	15.8%

Investor Relations Contact
Allison Hosak
Senior Vice President, Global Communications
Avantor
908-329-7281
Allison.Hosak@avantorsciences.com
Media Contact
Eric Van Zanten
Head of External Communications
Avantor
610-529-6219
Eric.Vanzanten@avantorsciences.com
Source: Avantor and Financial News